Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter 2021 Results

Date: November 5, 2021

Net Sales Increased 20% to $99.6 Million

Net Income Increased 14% to $6.6 Million; Adjusted EBITDA Increased 23% to $21.5 Million

Strong Growth Across Portfolio

Littleton, CO. November 5, 2021 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the third quarter and nine months ended September 30, 2021.

“We continued to deliver strong performance in the third quarter, as we maintain our focus on providing high quality products and services that meet the needs of our diverse and growing customer base,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Our business has proved resilient throughout the pandemic, and this quarter’s results reflect the dedicated execution of our strategies by our entire organization as we navigate ongoing supply-chain and labor shortage challenges.”

Scheirman continued, “We remain committed to our vision of being the partner of choice in payment solutions by providing market-leading quality products and customer service, while operating a market-competitive business model.”

2021 Business Highlights

●	Our comprehensive end-to-end solutions contributed to earning new FinTech and traditional financial services customers.
●	Our innovative tamper-evident packaging solutions contributed to strong growth in our Prepaid Debit segment and further enhanced our leadership in the U.S. open loop retail prepaid market.
●	We generated incremental net sales from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its ongoing transition to contactless solutions.
●	We continued to lead the eco-focused payment card market in the U.S., as evidenced by selling over 40 million eco-focused cards since launch in 2019.
●	Our innovative personalization services contributed to net sales growth, including from our Card@Once® Software-as-a-Service instant issuance solutions and CPI On-Demand®.
●	We refinanced our debt in the first quarter of 2021, extending maturities and enhancing liquidity. We have reduced outstanding debt by more than $30 million since December 31, 2020 and our net leverage ratio was less than 4x at September 30, 2021.

Third Quarter 2021 Financial Highlights

Net sales increased 20% year-over-year to $99.6 million in the third quarter of 2021.

●	Debit and Credit segment net sales increased 21% to $76.1 million. Net sales growth was primarily driven by the ongoing transition to higher-priced contactless cards and related card personalization and new customer growth, and included strong contributions from Card@Once® and CPI On-Demand®.
●	Prepaid Debit segment net sales increased 14% to $23.5 million, primarily due to higher volumes from existing customers, including the acquisition of new portfolios and the replenishment of inventory by those customers.

Net sales in the prior year were impacted by lower customer demand than expected in both segments, which we believe was primarily attributable to the COVID-19 pandemic.

Gross profit increased 23% to $37.7 million and gross profit margin was 37.8%, which compared to 37.0% in the prior year. The increase in gross profit margin was primarily due to operating leverage from higher net sales, partially offset by increased labor costs as a percentage of sales.

Income from operations increased 24% year-over-year to $16.7 million, compared to $13.5 million in the prior year.

Third quarter 2021 net income was $6.6 million, or $0.56 earnings per diluted share, an increase of 14% year-over-year from net income of $5.8 million, or $0.52 earnings per diluted share, in the third quarter of 2020.

Adjusted EBITDA increased 23% year-over-year to $21.5 million as a result of net sales growth and operating leverage, partially offset by increased labor costs and other compensation-related expenses.

Year-to-date 2021 Financial Highlights

Net sales increased 24% year-over-year to $281.9 million in the first nine months of 2021.

●	Debit and Credit segment net sales increased 21% to $218.8 million. Net sales growth was primarily driven by new customer growth and the ongoing transition to contactless cards and related card personalization, and included strong contributions from Card@Once® and CPI On-Demand®.
●	Prepaid Debit segment net sales increased 30% to $63.3 million primarily due to higher volumes from existing customers, including the acquisition of new portfolios and the replenishment of inventory by those customers.

Net sales in the prior year were impacted by lower customer demand than expected in both segments, which we believe was primarily attributable to the COVID-19 pandemic.

Gross profit for the first nine months increased 39% year-over-year to $110.5 million and gross profit margin increased to 39.2% from 34.8% in the prior year.

Income from operations increased 94% year-over-year to $50.3 million, compared to $26.0 million in the prior year.

For the year-to-date period, net income was $15.3 million, or $1.30 earnings per diluted share, in 2021 compared to net income of $8.8 million, or $0.79 earnings per diluted share, in 2020, an increase of 73% year-over-year. Year-to-date net income and diluted earnings per share were adversely impacted by $5.0 million of debt extinguishment costs and $2.6 million of make-whole interest expense incurred during the first quarter of 2021 when the Company refinanced its debt.

Adjusted EBITDA for the first nine months increased 57% year-over-year to $62.9 million.

Balance Sheet, Liquidity, and Cash Flow

As of September 30, 2021, cash and cash equivalents was $20.9 million. Cash provided by operating activities in the first nine months of 2021 was $14.5 million, which is net of $21.8 million in inventory investments to support the business and includes $9.8 million in cash tax refunds related to the CARES Act. Capital expenditures were $4.8 million in the first nine months of 2021, yielding Free Cash Flow of $9.7 million, a $2.8 million increase compared to the first nine months of 2020.

Total long-term debt principal outstanding as of September 30, 2021 was comprised of the Company’s $310 million Senior Notes due 2026. The Company had no borrowings outstanding under its $50 million ABL Revolver as of September 30, 2021, consistent with the Company’s capital structure strategy to maintain ample liquidity, invest in the business and deleverage the balance sheet.

“Our customer-focused sales efforts and operating leverage have contributed to strong profit and cash flow growth in the first nine months of the year,” said Amintore Schenkel, Chief Financial Officer. “As we look to the remainder of the year, we are facing increasing impacts from labor shortages, supply-chain constraints, and additional costs. We are continuing to implement initiatives and investments to respond to the changing environment.”

Full-Year 2021

CPI has delivered substantial growth in the first three quarters of 2021 with year-to-date increases in net sales of 24%, net income of 73%, and adjusted EBITDA of 57%. Customer demand for CPI’s products and services remains strong. The financial results for the fourth quarter are expected to be influenced by several factors that may cause trends to vary from the first nine months:

●	Net sales growth in the first nine months benefitted from significant new customer onboarding and prepaid debit card retail inventory replenishment
●	The Company expects increased labor, materials, and certain other costs to begin to be more impactful in the fourth quarter

The Company is responding to the strong customer demand by hiring additional labor and investing in state-of-the-art equipment to increase future capacity and add new capabilities. The Company is also implementing selective price increases, while continuing to carefully manage our supply chain and inventory.

Benefits of price increases and equipment investments are expected to have limited impact in the 2021 fourth quarter. The Company expects fourth quarter sales growth and profit margins will not be as strong as the first nine months, but still expects to deliver strong growth in net sales, profit margins, and overall profitability for the full year ending December 31, 2021.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on November 5, 2021 at 9:00 a.m. Eastern Time (ET) to review its third quarter and first nine-months 2021 results. To participate in the Company's conference call via telephone or online:

Toll-Free Dial-In Number, U.S. Participants: (844) 200-6205

International Dial-In Number: (929) 526-1599

Conference ID: 009984

Webcast Link: 3Q21 Earnings Webcast

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until November 19, 2021 at:

Toll-Free Dial-In Number, U.S. Participants: (866) 813-9403

International Dial-In Number: (929) 458-6194

Conference ID: 487043

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect:

(a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities, less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Net Leverage Ratio

Management and various investors use the ratio of total debt, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,”

“foresee,” “should,” “would,” “could,” “continue,” “committed,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; a disruption or other failure in our supply chain or labor pool resulting in increased costs and inability to pass those costs on to our customers; our inability to recruit, retain and develop qualified personnel, including key personnel; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting or remediate material weaknesses; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; the effects of current or additional U.S. government tariffs as well as economic downturns or disruptions, including delays or interruptions in our ability to source raw materials and components used in our products; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; disruptions in production at one or more of our facilities; our failure to retain our existing customers or identify and attract new customers; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; problems in production quality, materials and process; a loss of market share or a decline in profitability resulting from competition; our inability to develop, introduce and commercialize new products; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; failure to meet the continued listing standards of the Nasdaq Global Market; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products and services; the effect of legal and regulatory proceedings; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the majority stockholders’ ownership of our stock; the influence of securities analysts over the trading market for and price of our common stock; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website, free of charge, the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and nine months ended September 30, 2021 and 2020

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2021 and December 31, 2020

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2021 and 2020

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2021 and 2020

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2021 and 2020

EXHIBIT A

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales:
Products	$52,276	$43,462	$146,445	$125,040
Services	47,326	39,240	135,468	103,009
Total net sales	99,602	82,702	281,913	228,049
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	31,493	27,490	86,708	79,780
Services (exclusive of depreciation and amortization shown below)	28,368	22,133	77,975	60,986
Depreciation and amortization	2,056	2,472	6,736	7,938
Total cost of sales	61,917	52,095	171,419	148,704
Gross profit	37,685	30,607	110,494	79,345
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	19,469	15,617	55,363	48,893
Depreciation and amortization	1,514	1,508	4,873	4,498
Total operating expenses	20,983	17,125	60,236	53,391
Income from operations	16,702	13,482	50,258	25,954
Other expense, net:
Interest, net	(7,183)	(6,298)	(23,196)	(19,158)
Other income (expense), net	(6)	27	23	(8)
Loss on debt extinguishment	—	—	(5,048)	(92)
Total other expense, net	(7,189)	(6,271)	(28,221)	(19,258)
Income from continuing operations before income taxes	9,513	7,211	22,037	6,696
Income tax (expense) benefit	(2,887)	(1,402)	(6,769)	2,178
Net income from continuing operations	6,626	5,809	15,268	8,874
Net loss from discontinued operations, net of tax	—	—	—	(30)
Net income	$6,626	$5,809	$15,268	$8,844

Basic and diluted earnings per share:
Basic earnings per share from continuing operations:	$0.59	$0.52	$1.36	$0.79
Diluted earnings per share from continuing operations:	$0.56	$0.52	$1.30	$0.79

Basic earnings per share:	$0.59	$0.52	$1.36	$0.79
Diluted earnings per share:	$0.56	$0.52	$1.30	$0.79

Basic weighted-average shares outstanding:	11,238,678	11,230,028	11,234,054	11,228,116
Diluted weighted-average shares outstanding:	11,799,321	11,231,821	11,755,381	11,235,098

Comprehensive income:
Net income	$6,626	$5,809	$15,268	$8,844
Total comprehensive income	$6,626	$5,809	$15,268	$8,844

EXHIBIT B

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	September 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$20,853	$57,603
Accounts receivable, net of allowances of $226 and $289, respectively	65,450	54,592
Inventories	46,442	24,796
Prepaid expenses and other current assets	5,097	5,032
Income taxes receivable	116	10,511
Total current assets	137,958	152,534
Plant, equipment and leasehold improvements and operating lease right-of-use assets, net	38,347	39,403
Intangible assets, net	22,821	26,207
Goodwill	47,150	47,150
Other assets	5,999	857
Total assets	$252,275	$266,151

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$18,795	$18,883
Accrued expenses	32,097	28,149
Current portion of long-term debt	—	8,027
Deferred revenue and customer deposits	1,029	1,868
Total current liabilities	51,921	56,927
Long-term debt	303,251	328,681
Deferred income taxes	6,657	7,409
Other long-term liabilities	12,979	11,171
Total liabilities	374,808	404,188
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,238,994 and 11,230,482 shares issued and outstanding at September 30, 2021 and December 31, 2020	11	11
Capital deficiency	(111,622)	(111,858)
Accumulated loss	(10,922)	(26,190)
Total stockholders’ deficit	(122,533)	(138,037)
Total liabilities and stockholders’ deficit	$252,275	$266,151

EXHIBIT C

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$15,268	$8,844
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	30
Depreciation and amortization expense	11,609	12,436
Stock-based compensation expense	214	84
Amortization of debt issuance costs and debt discount	1,880	2,503
Loss on debt extinguishment	5,048	92
Deferred income taxes	(752)	290
Other, net	210	1,253
Changes in operating assets and liabilities:
Accounts receivable	(10,846)	(16,165)
Inventories	(21,831)	(1,109)
Prepaid expenses and other assets	(3,340)	49
Income taxes receivable, net	10,603	(3,630)
Accounts payable	83	921
Accrued expenses	6,419	4,112
Deferred revenue and customer deposits	(843)	417
Other liabilities	793	81
Cash provided by operating activities - continuing operations	14,515	10,208
Cash used in operating activities - discontinued operations	—	(30)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(4,827)	(3,320)
Other	156	—
Cash used in investing activities	(4,671)	(3,320)
Financing activities
Principal payments on First Lien Term loan	(312,500)	-
Principal payments on Senior Credit Facility	(30,000)	-
Principal payments on ABL Revolver	(15,000)	-
Proceeds from Senior Notes	310,000	-
Proceeds from ABL Revolver, net of discount	14,750	-
Proceeds from Senior Credit Facility, net of discount	-	29,100
Proceeds from exercises of stock options	34	-
Taxes withheld and paid on stock compensation	(12)	-
Debt issuance costs	(9,452)	(2,507)
Payments on debt extinguishment	(2,685)	-
Payments on finance lease obligations	(1,725)	(1,782)
Cash (used in) provided by financing activities	(46,590)	24,811
Effect of exchange rates on cash	(4)	(2)
Net (decrease) increase in cash and cash equivalents	(36,750)	31,667
Cash and cash equivalents, beginning of period	57,603	18,682
Cash and cash equivalents, end of period	$20,853	$50,349
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest, net	$22,107	$17,454
Income taxes paid	$4,708	$1,205
Income taxes (refunded)	$(9,846)	$(259)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$3,666	$141
Financing leases	$484	$1,618
Accounts payable, and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$1,005	$127

EXHIBIT D

CPI Card Group Inc. and Subsidiaries

Segment Summary Information

For the Three and Nine Months Ended September 30, 2021 and September 30, 2020

(Dollars in Thousands)

(Unaudited)

Net Sales

	Three Months Ended September 30,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$76,121	$62,710	$13,411	21.4%
Prepaid Debit	23,498	20,604	2,894	14.0%
Eliminations	(17)	(612)	595	* %
Total	$99,602	$82,702	$16,900	20.4%

*	Calculation not meaningful

	Nine Months Ended September 30,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$218,798	$180,855	$37,943	21.0%
Prepaid Debit	63,339	48,680	14,659	30.1%
Eliminations	(224)	(1,486)	1,262	* %
Total	$281,913	$228,049	$53,864	23.6%

Gross Profit

	Three Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$28,176	37.0%	$21,720	34.6%	$6,456	29.7%
Prepaid Debit	9,509	40.5%	8,887	43.1%	622	7.0%
Total	$37,685	37.8%	$30,607	37.0%	$7,078	23.1%

	Nine Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$83,988	38.4%	$60,681	33.6%	$23,307	38.4%
Prepaid Debit	26,506	41.8%	18,664	38.3%	7,842	42.0%
Total	$110,494	39.2%	$79,345	34.8%	$31,149	39.3%

Income from Operations

	Three Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$20,499	26.9%	$14,734	23.5%	$5,765	39.1%
Prepaid Debit	8,492	36.1%	7,829	38.0%	663	8.5%
Other	(12,289)	* %	(9,081)	* %	(3,208)	35.3%
Total	$16,702	16.8%	$13,482	16.3%	$3,220	23.9%

	Nine Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$60,911	27.8%	$37,914	21.0%	$22,997	60.7%
Prepaid Debit	23,060	36.4%	15,379	31.6%	7,681	49.9%
Other	(33,713)	* %	(27,339)	* %	(6,374)	23.3%
Total	$50,258	17.8%	$25,954	11.4%	$24,304	93.6%

EBITDA

	Three Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$22,356	29.4%	$16,993	27.1%	$5,363	31.6%
Prepaid Debit	9,040	38.5%	8,332	40.4%	708	8.5%
Other	(11,130)	* %	(7,836)	* %	(3,294)	42.0%
Total	$20,266	20.3%	$17,489	21.1%	$2,777	15.9%

	Nine Months Ended September 30,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$67,078	30.7%	$45,073	24.9%	$22,005	48.8%
Prepaid Debit	24,719	39.0%	16,974	34.9%	7,745	45.6%
Other	(34,955)	* %	(23,757)	* %	(11,198)	47.1%
Total	$56,842	20.2%	$38,290	16.8%	$18,552	48.5%

Reconciliation of Income (loss) from Operations by Segment to EBITDA by Segment

	Three Months Ended September 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,499	$8,492	$(12,289)	$16,702
Depreciation and amortization	1,858	550	1,162	3,570
Other income (expenses)	(1)	(2)	(3)	(6)
EBITDA	$22,356	$9,040	$(11,130)	$20,266

	Three Months Ended September 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$14,734	$7,829	$(9,081)	$13,482
Depreciation and amortization	2,261	502	1,217	3,980
Other (expenses)	(2)	1	28	27
EBITDA	$16,993	$8,332	$(7,836)	$17,489

	Nine Months Ended September 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$60,911	$23,060	$(33,713)	$50,258
Depreciation and amortization	6,155	1,647	3,807	11,609
Other income (expenses)	12	12	(5,049)	(5,025)
EBITDA	$67,078	$24,719	$(34,955)	$56,842

	Nine Months Ended September 30, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$37,914	$15,379	$(27,339)	$25,954
Depreciation and amortization	7,207	1,599	3,630	12,436
Other (expenses)	(48)	(4)	(48)	(100)
EBITDA	$45,073	$16,974	$(23,757)	$38,290

EXHIBIT E

CPI Card Group Inc. and Subsidiaries

Supplemental GAAP to Non-GAAP Reconciliation

(Dollars in Thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
EBITDA and Adjusted EBITDA:
Net income	$6,626	$5,809	$15,268	$8,844
Net loss from discontinued operations	—	—	—	30
Interest expense, net	7,183	6,298	23,196	19,158
Income tax expense (benefit)	2,887	1,402	6,769	(2,178)
Depreciation and amortization	3,570	3,980	11,609	12,436
EBITDA	$20,266	$17,489	$56,842	$38,290

Adjustments to EBITDA:
Stock-based compensation expense	116	25	214	84
Sales tax (benefit) expense (1)	—	—	(465)	293
Severance and other charges (2)	1,089	—	1,250	1,229
Loss on debt extinguishment (3)	—	—	5,048	92
Foreign currency (gain) loss	5	(23)	(24)	10
Subtotal of adjustments to EBITDA	1,210	2	6,023	1,708
Adjusted EBITDA	$21,476	$17,491	$62,865	$39,998
Net income margin (% of Net Sales)	6.7%	7.0%	5.4%	3.9%
Net income growth (% Change 2021 vs. 2020)	14.1%		72.6%
Adjusted EBITDA margin (% of Net Sales)	21.6%	21.1%	22.3%	17.5%
Adjusted EBITDA growth (% Change 2021 vs. 2020)	22.8%		57.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Free Cash Flow:
Cash provided by operating activities	$(8,231)	$(1,838)	$14,515	$10,208
Capital expenditures for plant, equipment and leasehold improvements	(1,124)	(1,676)	(4,827)	(3,320)
Free Cash Flow	$(9,355)	$(3,514)	$9,688	$6,888

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 1 of the Form 10-Q for the quarter ended September 30, 2021 and Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.
(2)	The 2021 amount primarily relates to executive severance charges, and the prior year amounts relate to restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

	Last Twelve Months Ended
	September 30,	December 31,
	2021	2020
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA
Net income	$22,553	$16,129
Net loss from discontinued operations	31	61
Interest expense, net	29,435	25,397
Income tax expense (benefit)	5,642	(3,305)
Depreciation and amortization	16,000	16,827
EBITDA	$73,661	$55,109

Adjustments to EBITDA:
Stock-based compensation expense	266	136
Sales tax expense (1)	168	926
Severance and other charges (2)	1,290	1,269
Loss on debt extinguishment (3)	5,048	92
Foreign currency (gain) loss	(27)	7
Subtotal of adjustments to EBITDA	$6,745	$2,430
LTM Adjusted EBITDA	$80,406	$57,539

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 1 of the Form 10-Q for the quarter ended September 30, 2021 and Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.
(2)	The 2021 amount primarily relates to executive severance charges, and the prior year amounts relate to restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

	As of
	September 30,	December 31,
	2021	2020
Calculation of Net Leverage Ratio:
Debt principal outstanding	$310,000	$342,500
Finance lease obligations	3,951	5,192
Total Debt	313,951	347,692
Less: Cash and cash equivalents	(20,853)	(57,603)
Total Net Debt (a)	$293,098	$290,089
LTM Adjusted EBITDA (b)	$80,406	$57,539
Net Leverage Ratio (a)/(b)	3.6	5.0